                                                                EXHIBIT 10.19

                                TEXAS MICRO INC.

                              5959 Corporate Drive
                              Houston, Texas 77036

                                 October 1, 1997

General Automation, Inc.
17731 Mitchell North
Irvine, California 92614

         Re: Asset Purchase Agreement

Ladies and Gentlemen:

         Reference is made to (a) that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of October 3, 1996 between Sequoia Systems, Inc., a Delaware corporation now known as Texas Micro Inc. ("Texas Micro"), and General Automation, Inc., a Delaware corporation ("GA"), and (b) that certain Registration Rights Agreement (the "Registration Rights AGREEMENT") dated as of October 11, 1997 between Texas Micro and GA. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         Notwithstanding anything contained in the Purchase Agreement or the Registration Rights Agreement to the contrary, Texas Micro and GA hereby agree as follows:

         1. Payment of Purchase Price. Texas Micro and GA hereby agree that the total Purchase Price, after any adjustment thereto to be made pursuant to
Section 8.6(d) of the Purchase Agreement, is $ 11,346,611, of which $2,717,712 has heretofore been paid by GA to Texas Micro leaving a balance due of $8,628,899 (the "Remaining Balance"). The Remaining Balance, including, but not limited to, all Deferred Payments which are due or are to become due and the payment required to be made by GA on October 11, 1997 pursuant to Section 3.2(f) of the Purchase Agreement, shall be paid in cash, with $7,200,000 of the Remaining Balance to be paid pursuant to, and on the terms and conditions provided in, this letter agreement (the "Letter Agreement Amount") and $ 1,428,899 of the Remaining Balance to be paid pursuant to, and on the terms and conditions provided in, the Promissory Note attached hereto as Exhibit A (the "Promissory Note"), which is incorporated herein by reference as if set forth herein in full. Texas Micro and GA acknowledge and



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General Automation, Inc.
October 1, 1997
Page 2

agree, (i) that GA has heretofore delivered 350,000 shares of Stock to Texas Micro for which no value has been assigned for purposes of the payment of the Purchase Price, (ii) that such shares of Stock shall be valued at the times and in the manner provided in Section 3.2(c) of the Purchase Agreement and (iii) that, in determining whether the Letter Agreement Amount has been paid in full, the Letter Agreement Amount shall be reduced by an amount equal to the value of such shares of Stock (as so determined and at such times), it being understood and agreed that the valuation of such shares of Stock shall not affect the obligation of GA to make the payments in cash required under Section 2 hereof at the times and in the amounts required thereunder unless the aggregate cash payments received by Texas Micro from GA in payment of the Letter Agreement Amount plus the valuation of such shares equals or exceeds the Letter Agreement Amount.

         2. Mandatory Payments. (a) The following amounts shall be due and payable by GA to Texas Micro towards the Remaining Balance on the following respective dates:

         (i) an amount equal to $300,000 shall be due and payable on the date hereof;

         (ii) an amount equal to $400,000 shall be due and payable on December 15, 1997; and

         (iii) an amount equal to the Percentage Amount (as hereinafter defined) shall be due and payable on the 1 5th day of each month commencing with December 15, 1997 and continuing thereafter until the Purchase Price shall have been paid in full (each such payment, a "Percentage Payment").

Each Percentage Payment shall be accompanied by a worksheet certified by GA's chief financial of officer which sets forth the calculation of such Percentage Payment and the cumulative amount paid with respect to all Percentage Payments. Not more than once every six months, Texas Micro may, following written request and reasonable notice, inspect the records of GA to verify the calculations of the Percentage Payments.

         (b) For purposes of this letter agreement, "Percentage Amount" means, with respect to any Percentage Payment, the sum of:

         (i) an amount equal to 18% of all gross revenues received by GA from sales of any products in or manufactured from Inventory and/or any license fees paid by Texas Micro in connection with the Business prior to the Closing Date;

         (ii) an amount equal to five percent of all gross revenues received by GA from sales of any products by the Business excluding the sales described in clause (i) above, and



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General Automation, Inc.
October 1, 1997
Page 3

         (iii) during the period commencing on October 1, 1997 and continuing thereafter until and including April 15, 1998, an amount equal to five percent of all gross revenues received by GA with respect to all of GA's service and support operations, and at any time thereafter, subject to
     Section 2(c), an amount equal to ten percent of all gross revenues received by GA with respect to all of GA's service and support operations,

in each case, based on the sales of products or the rendition of services and support operations by GA, as applicable, during the second full calendar month ending prior to the date on which such Percentage Payment is due and payable (i.e., the calculation of the Percentage Amount related to the Percentage Payment due on December 15, 1997 is to be based on the calendar month ending on October 31, 1997, the calculation of the Percentage Amount related to the Percentage Payment due on January 31, 1998 is to be based on the calendar month ending on November 30, 1997, etc.).

         (c) Notwithstanding anything to the contrary contained in Section 2(b), on and after May 15, 1998, GA shall have the right to transfer any portion of any Percentage Payment which is based upon the gross revenues received by GA with respect to GA's service and support operations and which is in excess of five percent of such gross revenues to the outstanding principal balance of the Promissory Note, provided that (i) immediately prior to such transfer, the Note has not been paid in full, (ii) GA shall have provided Texas Micro with written notice of such election prior to the date on which the applicable PERCENTAGE PAYMENT IS DUE AND PAYABLE, AND (III) AT THE time of such transfer, the amount transferred to the outstanding principal balance of the Promissory Note is not past due.

         (d) Except as otherwise specifically provided in this letter agreement,
(i) all payments hereunder shall be made to Texas Micro on the date when due and shall be made in lawful money of the United States of America, and (ii) whenever any payment to be made hereunder shall be stated to be due on a day other than a business day, the due date thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest (if any) shall be payable thereon during such extension at the rate of interest that otherwise applied to such payment.

         (e) In the event that GA fails to pay any amount when due hereunder, such amount, to the extent permitted by applicable law, shall bear interest at a rate per annum equal to the lesser of the Highest Lawful Rate (as defined in the Promissory Note) and 16%, and such amount (together with such interest) shall be due and payable by GA on demand.

         3. Registration Statement. GA shall not be required to perform any of its obligations under Section 2.01 or Section 2.02 of the Registration Rights Agreement. Without limiting the generality of the foregoing, GA shall not be required to cause the registration statement previously



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General Automation, Inc.
October 1, 1997
Page 4

filed by it with the Securities and Exchange Commission on Form S-1 to become or remain effective.

         4. Prepayments. GA may prepay the Letter Agreement Amount in whole at any time or from time to time in part without premium or penalty.

         5. Release of Claims. (a) Texas Micro hereby releases and discharges GA and its officers, directors, employees and agents, whether past, present or future (collectively, the "GA. Released Parties"), from any and all claims, demands, costs, liabilities, damages, expenses, compensation and actions and causes of action of every nature, whether in law or in equity (collectively, "Claims"), which Texas Micro had or now has or makes claim to have against any of the GA Released Parties, or any of them, to the extent, but only to the extent, that such Claims directly or indirectly relate to (i) the failure of GA to make any Deferred Payment in a timely manner or (ii) the failure of GA to file a registration statement pursuant to the Registration Rights Agreement in a timely manner or have such registration statement declared effective.

         (b) Texas Micro hereby represents and warrants to GA that there has been no assignment of any Claims which are the subject to the release set forth in Section 5(a) above.

         6. Representations and Warranties. GA hereby represents and warrants to Texas Micro that this letter agreement has been duly authorized, executed and delivered on behalf of GA and constitutes a legal, valid and binding obligation of GA, enforceable against GA in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights. Texas Micro hereby represents and warrants to GA that this letter agreement has been duly authorized, executed and delivered on behalf of Texas Micro and constitutes a legal, valid and binding obligation of Texas Micro, enforceable against Texas Micro in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights

         7. Effectiveness. This letter agreement shall not become effective unless and until (a) it has been duly executed and delivered by each of GA and Texas Micro and (b) GA shall have duly executed and delivered to Texas Micro the Promissory Note in the form attached hereto as Exhibit A.

         8. Binding Effect. This letter agreement shall be binding upon and shall inure to the benefit of and be enforceable by GA and Texas Micro and their respective successors and assigns.


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General Automation, Inc.
October 1, 1997
Page 5

         9. Counterparts. This letter agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this letter agreement to produce or account for more than one such counterpart.

         10. Interpretation. To the extent that the terms of this letter agreement vary from the terms of the Purchase Agreement and/or the Registration Rights Agreement, this letter agreement shall constitute an amendment of the Purchase Agreement or the Registration Rights Agreement, as applicable. In this letter agreement, unless a clear contrary intention appears, the words "herein", "hereof ' and "hereunder" and other words of similar import refer to this letter agreement as a whole and not to any particular Section or other subdivision. The headings herein are for convenience only and shall not affect the construction hereof. No provision of this letter agreement shall be interpreted or construed against GA or Texas Micro because that party or its legal counsel drafted such provision.

         11. Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

         12. Entire Agreement. This letter agreement and the Promissory Note (a) constitute the entire contract between GA and Texas Micro relative to the matters covered hereby, (b) supersede all prior agreements, consents and understandings relating to such matters and (c) may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of GA and Texas Micro.

         If the foregoing accurately sets forth your agreement with respect to the matters covered hereby, please execute this letter agreement in the space provided below.

                                          Very truly yours,

                                          TEXAS MICRO INC.

                                          By: /s/ MICHAEL STEWART
                                              --------------------------------
                                              Michael Stewart
                                              President and Chief Executive
                                              Officer

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General Automation, Inc.
October 1, 1997
Page 6

AGREED TO AND ACCEPTED as of
the date first above written:

GENERAL AUTOMATION, INC.



By:    /s/ JANE M. CHRISTIE
       -------------------------
Name:  Jane M. Christie
       -------------------------
Title: President & CEO
       -------------------------

                                 PROMISSORY NOTE

$1,428,899                                                      October 1, 1997

         FOR VALUE RECEIVED, on the dates and in the amounts herein stipulated, GENERAL AUTOMATION, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of TEXAS MICRO INC., a Delaware corporation ("Payee"), the principal sum of $ 1,428,899, or so much thereof as may be outstanding hereunder, together with interest on the principal amount hereof remaining unpaid from time to time, as herein specified. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement dated as of October 3, 1996 between Maker and Payee.

         The outstanding principal hereof, and accrued and unpaid interest thereon, shall be due AND PAYABLE in installments as follows:

         (a) installments, each in an amount equal to $75,000 plus accrued and unpaid interest thereon, shall be due and payable, the first such installment to be due and payable on November 15, 1997, and successive installments to be due and payable on the 15th of each month thereafter until the outstanding principal balance of this Note is less than $75,000; and

         (b) a final installment, in an amount equal to the outstanding principal balance hereof plus any and all accrued and unpaid interest thereon, shall be due and payable on the 15th day of the first month following the date of the last payment due under clause (a) above.

         The outstanding principal balance hereof shall bear interest prior to maturity at a varying rate per annum which shall from day to day be equal to the lesser of the Highest Lawful Rate (as hereinafter defined) and 13%, each such change in the rate of interest charged on the indebtedness hereunder to become effective on the effective date of each change in the Highest Lawful Rate.

         Maker and Payee, by its acceptance of this Note, acknowledge and agree that, in addition to the indebtedness of Maker to Payee evidenced by this Note and the Letter Agreement (as hereinafter defined), certain inter-company accounts are in existence as of the date of this Note between Maker and Payee. If, upon final reconciliation of such inter-company accounts, it is determined that Payee is indebted to Maker for any amount, Payee shall retain such amount and the amount so retained shall be deemed to be a prepayment of installments due under this Note in reverse order of maturity, provided, however, that if the amount so retained is in excess of the outstanding principal balance under this Note plus all accrued and unpaid interest thereon, the excess shall be promptly paid by Payee to Maker. In addition, if Payee shall hereafter receive any funds from former customers of Sequoia Systems, Inc. related to the business sold by Payee to Maker on


                                 Page 1 of Six

October 11, 1996 which belong to Maker, Payee shall retain such funds and the amount so retained shall be deemed to be a prepayment of installments due under this Note in the order of maturity; provided, however, that if the amount so retained is in excess of the outstanding principal balance under this Note plus all accrued and unpaid interest thereon, the excess shall be promptly paid by Payee to Maker. Payee shall promptly notify Maker in writing of its receipt and application of any such funds, which notice shall specify the amount received, the date of receipt of the same by Payee and the party from whom such funds were received.

         For purposes of this Note:

         (a) "Business Day" means any day, excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Houston, Texas; and

         (b) "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by Payee with respect to the indebtedness of Maker to Payee evidenced by this Note under laws applicable to Payee.

         Except as otherwise specifically provided in this Note, (a) all payments under this Note shall be made to Payee on the date when due and shall be made in lawful money of the United States of America, and (b) whenever any payment to be made under this Note shall be stated to be due on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable thereon during such extension at the rate of interest that otherwise applied to such installment.

         In the event that Maker fails to pay any amount when due hereunder, such amount, to the extent permitted by applicable law, shall bear interest at a rate per annum equal to the lesser of the Highest Lawful Rate and 16%, and such amount (together with such interest) shall be due and payable by Maker on demand.

         Maker may prepay this Note in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid. All prepayments shall be applied first to unpaid interest accrued to the date of such prepayment, and the balance, if any, shall be applied to the outstanding principal of this Note and interest on the amount of principal so prepaid shall thereupon cease to accrue.

         For so long as any indebtedness is outstanding hereunder or under that certain letter agreement of even date herewith between Maker and Payee (the "Letter Agreement"), Maker shall not, without the consent of Payee, incur any indebtedness in connection with the acquisition of any entity or business (by purchase of assets, purchase of stock or other equity interests, merger or otherwise) unless either (a) such indebtedness is subordinate in all respects, including in right of payment, to the indebtedness of Maker to Payee hereunder and under the Letter Agreement, or (b)


                                 Page 2 of Six
the outstanding principal balance of this Note and all accrued and unpaid interest thereon is paid in full prior to or concurrently with the incurrence of such indebtedness.

         If any of the following events (each an "Event of Default") shall occur and be continuing:

         (a) Maker shall fail to pay when due any amount owing to Payee under this Note or under the Letter Agreement and such failure shall not have been remedied within five days following written notice thereof by Payee to Maker;

         (b) Maker shall fail to perform any other term, covenant or agreement contained in this Note and such failure shall not have been remedied within 30 days following written notice thereof by Payee to Maker;

         (c) Maker shall be adjudicated insolvent, or shall generally not pay, or admit in writing its inability to pay, its debts as they mature, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by Maker seeking to adjudicate itself insolvent, seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar of official for it or for any substantial part of its assets or properties, or Maker shall take any action in furtherance of any of such actions;

         (d) any proceeding of the type referred to in clause (c) above is filed or commenced against Maker, or Maker by any act indicates its approval thereof, consents thereto or acquiesces therein, or an order for relief is entered in an involuntary case under the bankruptcy laws of the United States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar of official or adjudicating Maker insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for 60 days; or

         (e) this Note or the Letter Agreement shall (other than with the consent of Payee), at any time after its execution and delivery and for any reason, cease to be in full force and effect, or be declared to be null and void, or the validity or enforceability hereof or thereof shall be contested by any person or entity, or Maker (other than in good faith) shall deny that it has any further liability hereunder or thereunder;

then, (i) upon the occurrence of any Event of Default described in clause (c) or
(d) above, the entire unpaid principal amount of this Note, all interest accrued and unpaid thereon and all other amounts payable by Maker under this Note, shall automatically become immediately due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Maker, and Payee may thereupon exercise any and all rights and remedies available to it at law, in equity or otherwise. Upon the occurrence of any other Event of Default, Payee may, by written notice to


                                 Page 3 of Six

Maker, declare the entire unpaid principal amount of this Note, all interest accrued and unpaid thereon and all other amounts payable by Maker under this Note, to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment for payment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker, and Payee may thereupon exercise any and all rights and remedies available to it at law, in equity or otherwise.

         Except for the notices specified herein, if default is made in the prompt payment of this Note when due or declared due and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then Maker agrees to pay to Payee all reasonable attorneys' fees and other reasonable expenses incurred by Payee in the enforcement or collection hereof, including costs of court.

         Maker and any and all endorsers, guarantors and sureties severally waive all notices, demands for payment, presentment for payment, protest and notice of protest, notice of intent to accelerate, notice of acceleration, any other notices of any kind, the filing of suit hereon for the purpose of fixing liability and diligence in taking any action to collect amounts called for hereunder, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them.

         It is the intention of the parties hereto to comply with the usury laws of the State of Delaware and of the United States of America. The parties hereto do not intend to contract for, charge or receive any interest or other charge which is usurious and, by execution of this Note, Maker acknowledges and agrees that Payee has no such intent. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to Payee or any other holder hereof for the use, forbearance or detention of the money to be due hereunder, or otherwise, or for the payment or performance of any covenant or obligation contained herein, exceed the Highest Lawful Rate. If from any circumstance whatsoever fulfillment of any provisions hereof, at the time performance of such provisions shall be due, shall involve exceeding the valid limits prescribed by law, then the obligation to be fulfilled shall be reduced to the Highest Lawful Rate, and if from any such circumstance Payee, or any other holder hereof, shall ever receive as interest or otherwise an amount which will exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing hereunder or under the Letter Agreement and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof and the Letter Agreement, such excess shall be refunded to Maker. All sums paid and agreed to be paid to Payee, or any other holder hereof, for the use, forbearance or detention of the indebtedness of Maker shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the period until payment in full on this Note (or any renewals, extensions and rearrangements hereof) so that the actual rate of interest on account of this indebtedness evidenced by this Note is uniform throughout the term of this Note (and all renewals, extensions and rearrangements hereof) and does not exceed the Highest Lawful Rate. The terms and provisions of this paragraph shall control and supersede any other provision of this Note.


                                 Page 4 of Six

         Any and all notices, requests or other communications hereunder shall be given in writing and delivered by (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid, (b) hand delivery, (c) facsimile transmission, (d) electronic mail or (e) overnight courier service, to the parties at the following addresses or facsimile numbers:

         (i) if to Maker, to

                    General Automation, Inc.
                    17731 Mitchell North
                    Irvine, California 92614
                    Attention: Chief Financial Officer
                    Facsimile Number: (714) 752-6772; and

         (ii) if to Payee, to

                    Texas Micro Inc.
                    5959 Corporate Drive
                    Houston, Texas 77036
                    Attention: Michael Stewart
                    Facsimile Number: (713) 541-8231

or at such other address or number as shall be designated by Maker or Payee in a notice to the other given in accordance with this paragraph. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given, (A) in the case of a notice sent by regular mail, three Business Days after it is duly deposited in the mails, (B) in the case of a notice sent by registered or certified mail, on the date received for (or refused) on the return receipt, (C) in the case of a notice delivered by hand, when personally delivered, (D) in the case of a notice sent by facsimile or electronic mail, upon transmission subject to telephone confirmation of receipt, and (E) in the case of a notice sent by overnight mail or overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

         This Note shall be binding upon Maker and its successors and permitted assigns and shall inure to the benefit of Payee and its successors and assigns.

         No amendment, modification, restatement or supplement of this Note shall be valid unless the same is in writing and signed by Maker and Payee. No waiver of any provision of this Note shall be valid unless in writing and signed by the person or entity against whom that waiver is sought to be enforced. No failure or delay on the part of Payee in exercising any right, power or privilege hereunder and no course of dealing between Maker and Payee shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No


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

notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Payee to any other or further action in any circumstances without notice or demand.

         Neither this Note nor any right, interest or obligation hereunder may be assigned by Maker without the prior written consent of Payee and any attempt to do so shall be null and void; provided, however, that no assignment by Maker of any of its rights, interests or obligations hereunder shall relieve Maker of its obligations under this Note unless Payee expressly agrees otherwise in writing. Payee may assign any of its rights, interests and obligations under this Note to any person or entity; provided, however, that Maker shall not be obligated to make any payment under this Note to such assignee until notice of such assignment is given by Payee to Maker.

         Should any clause, sentence or paragraph of this Note be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Note, and the part or parts of this Note so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.

         Time is of the essence of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         EXECUTED to be EFFECTIVE as of the day and year first above written.

                                        GENERAL AUTOMATION, INC.

                                        By: /s/ JANE M. CHRISTIE
                                            ----------------------------------
                                        Printed Name: Jane M. Christie
                                                      ------------------------
                                        Title: President & CEO
                                               -------------------------------


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